EXHIBIT 1.1
-----------

                        SUBSCRIPTION AGREEMENT

Net-Based Media, Inc.
1422 Chestnut Street
Suite #410, 4th floor
Philadelphia, PA 19102

Dear Sirs:

Concurrent with execution of this Subscription Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Net-Based Media, Inc. (the "Company"), at a price of $0.05 per Share (the "Subscription Price"), and has received, read and understands the matters set forth in the Company's prospectus dated _____________, 2001.

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: NET-BASED MEDIA, INC.

Executed this _____ day of ________________, _______, at
_____________________ (Street Address), ___________________ (City),
_________________ (State) ________ (Zip Code).


___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased    Total Subscription Price

__________________________    ________________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

NET-BASED MEDIA, INC.
BY: __________________________________
Title: ___________________________


                                 -49-